                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      Vertex Communications Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

[VERTEX COMMUNICATIONS LOGO]






                        VERTEX COMMUNICATIONS CORPORATION
                             2600 N. LONGVIEW STREET
                            KILGORE, TEXAS 75662-6842
                                 (903) 984-0555

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 22, 1998

To the Shareholders of
         Vertex Communications Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Vertex Communications Corporation (the "Company") will be held at the Roy H. Laird Country Club, 1306 Houston Street, Kilgore, Texas, at 11:00 A.M., local time, on Thursday, January 22, 1998, for the following purposes:

                  (1) To elect seven (7) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

                  (2) To consider and vote upon a proposal to approve the Non-Employee Directors Stock Option Plan of Vertex Communications Corporation for the benefit of non-employee members of the Board of Directors of the Company, as more particularly described in the accompanying Proxy Statement and set forth in Exhibit A thereto;

                  (3) To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending September 30, 1998; and

                  (4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

         Only holders of Common Stock of record at the close of business on December 4, 1997, are entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company and at the Meeting.

         A Proxy Statement, which describes the nominees for election to the Board of Directors, the proposed Non-Employee Directors Stock Option Plan and the independent public accountants recommended for selection by the Board of Directors, and a form of Proxy accompany this Notice.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF A SHAREHOLDER WHO HAS RETURNED A PROXY FINDS THAT HE OR SHE CAN ATTEND THE MEETING IN PERSON, HE OR SHE MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON ALL MATTERS SUBMITTED TO THE MEETING.

                                              By Order of the Board of Directors

                                              /s/ JOE A. YLITALO
                                              ----------------------------------
                                                    Joe A. Ylitalo
                                                      Secretary

Kilgore, Texas
December 19, 1997

                        VERTEX COMMUNICATIONS CORPORATION
                             2600 N. LONGVIEW STREET
                              KILGORE, TEXAS 75662

                        ------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 22, 1998

                        ------------------------------


                    SOLICITATION AND REVOCABILITY OF PROXIES

         The enclosed proxy (the "Proxy") is being solicited on behalf of the Board of Directors of Vertex Communications Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Roy H. Laird Country Club, 1306 Houston Street, Kilgore, Texas, at 11:00 A.M., local time, on Thursday, January 22, 1998, or at such other time and place to which the Meeting may be adjourned. Proxies, together with copies of this Proxy Statement, are being mailed to shareholders of the Company on or about December 19, 1997.

         Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Meeting and to vote in person. Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by those named in the Proxy "FOR" the election as directors of those nominees named in the Proxy Statement, "FOR" the proposal to approve the Non-Employee Directors Stock Option Plan of Vertex Communications Corporation, "FOR" the proposal to ratify the appointment of Arthur Andersen LLP, as independent public accountants for the Company, and in accordance with their best judgment on all other matters that may properly come before the Meeting.

         The enclosed form of Proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the Proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR". If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY". If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the Proxy in the space provided.

                        RECORD DATE AND VOTING SECURITIES

         Shareholders of record at the close of business on December 4, 1997, will be entitled to notice of and to vote at the Meeting. On December 4, 1997, the Company had issued and outstanding 5,091,938 shares of Common Stock, $.10 par value (the "Common Stock"), which is the only class of its capital stock outstanding.

                                QUORUM AND VOTING

         The presence at the Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum. Each holder of Common Stock is entitled to one vote for each share held on each matter, including the election of directors, to be voted on at the Meeting. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or by Proxy, is required for the approval of each matter submitted to the Meeting, except that in the election of directors, the seven nominees receiving the greatest number of votes shall be deemed elected even though receiving the affirmative vote of less than a majority of the outstanding shares entitled to be voted at the Meeting. Additionally, in the election of directors, cumulative voting is prohibited and Proxies cannot be voted for more than seven nominees.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information regarding the beneficial ownership of shares of the Common Stock of the Company as of December 4, 1997, by (i) each person known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee as a director of the Company, (iii) the Company's Chief Executive Officer, (iv) each of the Company's four other most highly compensated executive officers for fiscal 1997 and (v) the directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

                                                                          AMOUNT AND NATURE OF         PERCENT
                 NAME OF BENEFICIAL OWNER OR GROUP(1)                     BENEFICIAL OWNERSHIP        OF CLASS
                 ------------------------------------                     --------------------        --------
   Ryback Management Corporation .....................................          434,900                  8.5%
   Fidelity Management & Research  Corporation........................          425,100                  8.3
   EQSF Advisers, Inc.................................................          306,900                  6.0
   J. Rex Vardeman(2) ................................................          279,070                  5.5
   Heldur Tonisson....................................................          261,066                  5.1
   Rein Luik(3).......................................................          123,910                  2.4
   A. Don Branum(2)...................................................           94,070                  1.8
   James D. Carter(2) ................................................           89,833                  1.8
   Bill R. Womble (2) ................................................           30,550                  *
   Donald E. Heitzman, Sr. (2) .......................................           20,000                  *
   Manfred Stupnik(2).................................................           14,000                  *
   John G. Farmer(2)..................................................           10,000                  *
   All directors and executive officers
      as a group (11 persons) (4).....................................          783,782                 15.0

-----------------------

   * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the Common Stock are as follows:
      Ryback Management Corporation, 7711 Carondelet Avenue, Box 16900, St. Louis, Missouri 63105; Fidelity Management & Research Corporation, 82 Devonshire Street, Boston, Massachusetts 02109; EQSF Advisers, Inc., 767 Third Avenue, New York, NY 10017; J. Rex Vardeman, 2600 N. Longview Street, Kilgore, Texas 75662; and Heldur Tonisson, Obere Rebhalde 27, CH-6340, Baar, Switzerland.

(2)   Includes 27,000, 27,000, 23,000, 15,000, 4,000, 15,000, and 10,000 shares as to which beneficial ownership could be acquired by Messrs. Vardeman, Branum, Carter, Womble, Stupnik, Heitzman, and Farmer, respectively, within sixty days of December 4, 1997, upon the exercise of outstanding options.

(3) Includes 2,080 shares held of record by the TIW Systems, Inc. Employee Stock Option Trust ("ESOT") for the account of Dr. Luik, as to which shares Dr. Luik shares voting and investment powers pursuant to the terms of the ESOT.

(4) Includes an aggregate of 150,399 shares as to which beneficial ownership could be acquired by all such persons within sixty days of December 4, 1997, upon the exercise of outstanding options.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors for the ensuing year will consist of seven directors who are each to be elected at the Meeting for a term of office expiring at the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified. It is intended that the persons named in the following table will be nominated as directors of the Company and that the persons named in the accompanying Proxy, unless otherwise directed, will vote for the election of such nominees at the Meeting. Each of the nominees is an incumbent director of the Company and has indicated his willingness to continue to serve as a member of the Board of Directors, if elected. In the event any nominee should become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will be vested with discretionary authority in such instance to vote the enclosed Proxy for such substitute as the Board of Directors shall designate.

         The following slate of seven nominees has been nominated by the Board of Directors:


                                                                                                            Director
              NAME OF NOMINEE                    Age                        Position(s)                       Since
              ---------------                    ---                        -----------                       -----

J. Rex Vardeman (1)(2).....................      58        Chairman of the Board, President,
                                                           Chief Executive Officer and Director               1984
A. Don Branum (2)..........................      60        Senior Vice President, Assistant                   1984
                                                           Secretary and Director; and Vice
                                                           President/General Manager,
                                                           Vertex Antenna Division
James D. Carter (2)(3).....................      50        Vice President and Chief Financial
                                                           Officer, Treasurer and Director                    1984
Bill R. Womble (1)(3)......................      59        Director                                           1984
Donald E. Heitzman, Sr. (1)(3).............      71        Director                                           1992
John G. Farmer.............................      50        Director                                           1997
Rein Luik..................................      62        Vice President and Director; and                   1997
                                                           President, TIW Systems, Inc.

---------------------------


(1) Member of the Compensation Committee.

(2) Member of the Stock Option Committee of the Outside Directors Stock Option Plan.

(3) Member of the Audit Committee.

         J. Rex Vardeman is a co-founder of the Company and has served as Chairman of the Board, President, Chief Executive Officer and a director since its inception in October 1984. Prior to founding the Company, Mr. Vardeman served as Vice President of Harris Antenna Operations ("Harris Antenna Operations"), a unit of the Satellite Communications Division of Harris Corporation ("Harris"), until the acquisition in 1984 of the Harris Antenna Operations by the Company. In 1973, Mr. Vardeman co-founded Radio Mechanical Structures, Inc. ("RMS"), the predecessor to the Harris Antenna Operations, and served as its Vice President and General Manager and a director until the acquisition of RMS by Harris in 1977. For more than ten years prior thereto, he was employed by E-Systems, Inc., a major electronics company, in various engineering and management positions. Mr. Vardeman holds no other directorships.

         A. Don Branum, a co-founder of the Company, has served as Senior Vice President, Assistant Secretary, and a director since its inception in October 1984, and as Vice President/General Manager of the Company's Vertex Antenna Division since April 1994. Prior to joining the Company, Mr. Branum served as Vice President of the Harris Antenna Operations, with responsibility for product marketing. Mr. Branum served as President of Dallas Telecommunications, Inc., a communication marketing and consulting firm which he founded from 1981 through 1984. From 1978 through 1981, Mr. Branum served as Vice President and General Manager of the Satellite Communications Division of Harris, of which the Harris Antenna Operations were a part. Mr. Branum was a co-founder of RMS in 1973 and served as its President and a director until its acquisition by Harris in 1977. He holds no other directorships.

         James D. Carter has served the Company as Vice President and Chief Financial Officer, Treasurer and a director since its inception in October 1984. Prior to joining the Company, Mr. Carter was employed by Harris as Controller of the Harris Antenna Operations since 1978. For more than six years prior thereto, Mr. Carter was employed by Harris in various accounting positions. Mr. Carter holds no other directorships.

     Bill R. Womble has served as a director of the Company since October 1984. He has been continuously engaged in the private practice of law since 1963 and is a shareholder of the firm of Thompson & Knight, P.C. (attorneys), in Dallas, Texas. Mr. Womble holds no other directorships.

     Donald E. Heitzman, Sr. has served as a director of the Company since September 1992. Mr. Heitzman is President of International & Defense Consultants, of Dallas, Texas, a private consulting firm which he founded in May 1992. He was previously employed by Electrospace Systems, Inc. (telecommunications systems), as Senior Vice President of International Business Development for more than five years. Mr. Heitzman holds no other directorships.

         John G. Farmer has served as a director of the Company since August 1997. Mr. Farmer is Co-Managing Partner of Stratford Capital Partners, L.P., a Dallas-based small business investment company (SBIC) founded in 1995 and affiliated with the Hicks, Muse, Tate & Furst organization. Prior to joining Stratford Capital Partners, Mr. Farmer served as Senior Vice President and Regional Manager for GE Capital's Corporate Finance Group from 1990 through 1994. From 1975 to 1990, Mr. Farmer served in a variety of senior management positions at MBank Dallas, N.A. ("MBank"), including Chairman, Chief Executive Officer, and a director of MVenture Corp. (MBank's wholly-owned subsidiary and SBIC) from 1985 until his departure from MBank in 1990. Mr. Farmer serves as a director of Hollywood Theater Holdings, Inc. (movie entertainment centers).

         Rein Luik has served as a director of the Company since August 1997 and as Vice President of the Company since June 1997, immediately following the Company's acquisition of TIW Systems, Inc. ("TIW") as a wholly-owned subsidiary of the Company. Dr. Luik, the founder of TIW, has served as President of TIW since its inception in 1976 and continues to serve in that position since its acquisition by the Company. Prior to founding TIW, Dr. Luik was employed by the WDL Division of Aeronutronic Ford Corporation from 1962 to 1976, initially as an engineer and subsequently as Manager of its Antenna Subsystems Engineering Department. Dr. Luik holds no other directorships.

         All directors of the Company hold office until the next ensuing Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any director or officer and any other such person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF SUCH NOMINEES.


                        BOARD OF DIRECTORS AND COMMITTEES

     The business affairs of the Company are managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. The Board of Directors or its authorized committees met seven times and acted by unanimous written consent seven times during the 1997 fiscal year. During fiscal year 1997, each incumbent director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (ii) the total number of meetings of all committees of the Board on which he served (during the period that he served). For the Board of Directors as a whole, attendance was 100% during the 1997 fiscal year.

     The Board of Directors has established Audit, Compensation, and Outside Directors Stock Option Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members and the number of meetings held during fiscal year 1997 are described below.

     Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance and independence of such firm; reviews and approves the scope of the annual audit and quarterly reviews and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status and effectiveness of internal accounting controls; evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates all public financial reporting documents of the Company. James D. Carter (Chairman), Bill R. Womble and Donald E. Heitzman, Sr. are members of the Audit Committee. The Audit Committee met one time during the 1997 fiscal year.

     Compensation Committee. The Compensation Committee is empowered to review and advise management and make determinations with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The Compensation Committee also administers the Company's Stock Option Plan for Key Employees, the 1995 Stock Compensation Plan, Qualified Employee Stock Purchase Plan for employees, Management Incentive Compensation Plans for officers and key employees and Employee Profit Sharing Bonus Plans for employees. The Compensation Committee is authorized, among other powers, to determine from time to time the individuals to whom stock options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be granted pursuant to the stock option plans for officers and other employees.

     The Compensation Committee is comprised of J. Rex Vardeman (Chairman) and Messrs. Womble and Heitzman. The Compensation Committee held one meeting and acted by unanimous written consent five times during the 1997 fiscal year.

     Stock Option Committee. The Company's Outside Directors Stock Option Plan (the "Outside Directors Plan") is administered by the Stock Option Committee of the Board comprised of Messrs. Vardeman (Chairman), Carter and A. Don Branum, each of whom is an executive officer and director of the Company and ineligible to participate in such plan. The Outside Directors Plan defines "Outside Directors" eligible to participate in such plan as those directors of the Company who are not regular salaried employees of the Company or its subsidiaries. The Outside Directors Plan expired on December 31, 1996, but certain previously granted stock options remain validly issued and outstanding pursuant to the terms of such plan. The Stock Option Committee held no meetings and acted by unanimous written consent one time during the 1997 fiscal year.

     The Company does not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole.

        PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

GENERAL

     On October 30, 1997, the Board of Directors adopted and approved the Non-Employee Directors Stock Option Plan of Vertex Communications Corporation (the "Directors Plan"), subject to approval of such plan by the shareholders of the Company. The purpose of the Directors Plan is to advance the interest of the Company and its shareholders by strengthening the Company's ability to attract and retain experienced and able individuals to serve as independent directors of the Company and to furnish additional incentive to such individuals to expend their best efforts on behalf of the Company and its subsidiaries.

     Approval of the Directors Plan requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon and represented in person or by Proxy at the Meeting or any adjournments thereof. Members of the Board of Directors and other executive officers of the Company, who beneficially own in the aggregate approximately 14.9% of the issued and outstanding shares of Common Stock, currently intend to vote such shares in favor of the proposed Directors Plan. See "Security Ownership of Management and Principal Shareholders." The enclosed Proxy will be voted as specified, but if no specification is made with respect to the proposed Directors Plan, it will be voted in favor of the proposal to approve such Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

DESCRIPTION OF THE DIRECTORS PLAN

     The following summary of the Directors Plan does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the full text of such Plan contained in Exhibit A to this Proxy Statement to which reference should be made.

     Stock Subject to the Plan. The Directors Plan reserves and otherwise provides for the grant of options to purchase a maximum of 75,000 shares of the Company's Common Stock, subject to adjustments to reflect certain changes in capitalization such as stock splits, stock dividends and similar events. If any outstanding option under the Directors Plan expires, lapses or terminates without being fully exercised, the shares allocated to the unexercised portion of such option will again be available for purposes of the Directors Plan, unless such Plan shall have been terminated.

     Eligibility for Options. Each director of the Company who is at the time not otherwise an officer or employee of the Company or a subsidiary of the Company will be eligible to participate in the Directors Plan. No benefits under the Directors Plan will be received by any executive officer, officer or other employee of the Company. The Company currently has three non-employee directors who are eligible to participate in the Directors Plan. No option may be granted pursuant to the Directors Plan after October 29, 2007.

     Plan Administration. The Directors Plan will be administered by the Board of Directors of the Company. Accordingly, subject to the provisions of the Directors Plan, the Board of Directors will have: (i) the discretion to determine the selection of non-employee directors to whom options may be granted, the number of shares subject to such options, the term of such options (not to exceed ten years), and the number of options which may be granted; and
(ii) the authority to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and conditions of option agreements granted under the Plan and to otherwise make all determinations necessary or advisable for the administration of the Plan.

     Plan Options. Subject to a Registration Statement on Form S-8 being filed with and becoming effective with the Securities and Exchange Commission with respect to the Directors Plan, each option granted pursuant to the Plan will be fully vested and exercisable on the date of grant and may be for a term of up to 10 years. Any option granted under the Directors Plan may not be transferred or disposed of in any manner other than by will or the laws of descent and distribution, and is not assignable by operation of law or subject to execution, attachment or similar process, except as may be permitted by the terms of the option to certain permitted transferees.

     The exercise price under each option must be the fair market value of the Common Stock at the time such option is granted. For purposes of the Plan, "fair market value" means (i) the closing sales price per share of the Company's Common Stock on the date of the grant of the option, or if no sale of such Common Stock shall have been made on such date, on the next succeeding business day shares of Common Stock of the Company are sold, on the principal national securities exchange on which such shares of Common Stock are listed or admitted to trading, or if shares of the Company's Common Stock are not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market (the "NASDAQ National Market"), or, if shares of the Company's Common Stock are not quoted on the NASDAQ National Market, the average of the highest reported "bid" and the lowest reported "asked" prices per share of such Common Stock on the date in question, as furnished by the National Association of Securities Dealers, Inc., or (ii) if there is no public market for the Common Stock of the Company, such amount as the Board of Directors, in its sole discretion, shall determine, after taking all relevant facts into consideration. Each option will be deemed exercised on the date when written notice of such exercise has been received by the Company at its principal place of business from the person entitled to exercise such option, accompanied by full payment of the purchase price in cash or by certified check and such other documents, if any, as the Company may reasonably require.

     In the event that an optionee ceases to be a director for any reason other than death, such optionee may exercise his or her options to the extent vested and exercisable on the date service as a non-employee director ceases, during the three-month period immediately following the date he or she ceases to be a director, and his or her unexercised options will expire at the end of such period. Should an optionee subject to this restriction die while serving as a director, his or her options may be exercised by such optionee's estate or devisee by will or legatee by the laws of descent and distribution, as applicable, within one year after death and any unexercised options will expire at the end of such period. In no event, however, will the period during which any option may be exercised extend beyond the term of such option.

     Adjustments to prevent dilution will be made in the event of merger, consolidation, reorganization, recapitalization, subdivision or any other similar change affecting the Common Stock of the Company. The Common Stock issued pursuant to the exercise of options granted under the Directors Plan may be either treasury or authorized but unissued shares.

     Plan Amendments. All options granted pursuant to the Directors Plan must be granted before October 30, 2007, the date such Plan terminates, unless sooner terminated. The Board of Directors may terminate the Directors Plan at any time in its sole discretion. No options may be granted after the Directors Plan is terminated. The termination of the Plan will not affect any shares previously issued to an optionee or any option previously granted and outstanding under the Directors Plan.

     Miscellaneous. The Directors Plan is not qualified under the provisions of
Section 401(a) of the Code, and its not subject to any of the provisions of ERISA.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING GENERAL SUMMARY IS BASED ON THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND DOES NOT INCLUDE A DISCUSSION OF ANY STATE OR LOCAL TAX CONSEQUENCES.

     Options granted under the Directors Plan will be treated for federal income tax purposes as Non-statutory Options. Under the Code, the optionee will not realize income for federal income tax purposes at the time an option is granted, but upon exercise of such option, the optionee will realize income in an amount equal to the amount by which the aggregate fair market value (on the date of exercise) of the shares acquired by such exercise exceeds the aggregate price paid for the shares (and the amount of income so recognized will be deductible by the Company). Upon any subsequent sale of the shares, any amount realized by the optionee in excess of the fair market value of the shares on the date such option was exercised will constitute long-term capital gain (depending on the period such shares are held). If the amount realized by the optionee upon any such sale is less than the fair market value of the shares on the date the option is exercised, the difference will constitute long-term or short-term capital loss (depending on the period such shares are held).

                       PROPOSAL TO RATIFY THE APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed Arthur Andersen LLP, independent public accountants, to serve as independent auditors of the Company and to audit its consolidated financial statements for fiscal year 1998, subject to approval by shareholders at the Meeting. Arthur Andersen LLP has served as the Company's independent public accountants since the Company's inception and is, therefore, familiar with its affairs and financial procedures. To the knowledge of management of the Company, neither such firm nor any of its members has any direct or material indirect financial interest in the Company, nor any connection with the Company in any capacity other than as independent public accountants.

     Although shareholder ratification and approval of this appointment is not required by law or otherwise, in keeping with the Company's policy that its shareholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board of Directors is seeking ratification of this appointment. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors prior to the end of the current fiscal year, and in such case, the opinions of shareholders will be taken into consideration.

     The following resolution concerning the ratification of the appointment of independent public accountants will be submitted to the Meeting:

         "RESOLVED, that the appointment by the Board of Directors of the Company of Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements and related books, records, and accounts of the Company and its subsidiaries for the fiscal year ending September 30, 1998, is hereby ratified."

     A representative of Arthur Andersen LLP, the Company's independent public accountants for fiscal year 1997, is expected to be in attendance at the Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.

     The enclosed Proxy will be voted as specified, but if no specification is made, it will be voted in favor of the adoption of the resolution of ratification.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                            . EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

     The following table sets forth certain information regarding all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued, during the fiscal years indicated, to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for such respective periods in all capacities in which they served.

                                            SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                             -------------------------------------
                                          Annual Compensation                         Awards               Payouts
                                 --------------------------------------      -------------------------     -------
                                                                 Other                      Securities
                                                                 Annual      Restricted    Underlying                 All Other
                                                                Compen-         Stock       Options/        LTIP       Compen-
Name and Principal      Fiscal                                   sation       Award(s)        SARs        Payouts      sation
      Position          Year      Salary ($)   Bonus ($)(1)      ($)(2)          ($)           (#)          ($)        ($)(3)
----------------------  --------  ----------   ------------     --------    ------------      -----        -----    ---------
J. Rex Vardeman,
  Chairman of the
  Board, President
  and Chief                 1997     $ 225,000       $ 92,000     --            --               --         --       $  800
  Executive                 1996       188,000         77,000     --            --               --         --          800
  Officer.............      1995       188,000         50,000     --            --            25,000(4)(5)  --          800

A. Don Branum,
  Senior Vice
  President;
  Vice President/
  General Manager,          1997       175,000         37,000     --            --               --         --          800
  Vertex Antenna            1996       160,000         94,000     --            --               --         --          800
  Division............      1995       160,000             --     --            --            25,000(4)(5)  --          800

James D. Carter,
  Vice President and        1997       145,000         61,000     --            --               --         --          800
  Chief Financial           1996       125,000         51,000     --            --               --         --          800
  Officer, and Treasurer    1995       125,000         30,000     --            --            25,000(4)(5)  --          800

Rein Luik,
  Vice President;
   President, TIW
   Systems, Inc.(6)...      1997       275,000             --     --            --               --         --       15,041(7)

Manfred Stupnik,
  Vice President;           1997       125,000         96,000     --            --               --         --          800
  President, Gamma-f        1996       115,000         79,000     --            --               --         --          800
  Corp (8)............      1995       109,000         52,000     --            --            10,000(4)     --       75,800(9)

 ---------------------------


(1) Includes incentive bonus payments earned for services rendered to the Company or a subsidiary in the year indicated that were paid in the following year.

(2) Excludes certain incidental perquisites, the total of which did not exceed the lesser of $50,000 or 10% of the cash compensation for any named individual.

(3) Except as noted in footnotes (7) and (9) below, the amounts reflected in this column consist of the annual employer matching payments to the Company's qualified Savings/Profit Sharing Plan.

(4) Incentive stock options to acquire shares of Common Stock pursuant to the Company's 1995 Stock Compensation Plan.

(5) Includes Stock Appreciation Rights ("SARs") with respect to 20,000 underlying shares of Common Stock.

(6) Information included in the Summary Compensation Table as to Dr. Luik's 1997 salary compensation (i) represents compensation for services to TIW Systems, Inc. ("TIW"), a wholly-owned subsidiary of the Company, and since June 11, 1997, as Vice President of the Company, and (ii) reflects the annualized amount of such compensation as if he had been employed in such capacities for the entire fiscal year. Dr. Luik actually earned and was paid salary compensation of $84,800 from the effective date of the Company's acquisition of TIW, June 11, 1997, until the end of the 1997 fiscal year.

(7) Includes the annual employer contributions of (i) $4,750 to TIW's qualified 401(k) Plan and (ii) $10,291 to TIW's qualified Money Purchase Pension Plan for the benefit of Dr. Luik.

(8) Compensation reflected in the Summary Compensation Table for Mr. Stupnik represents compensation for services as President of Gamma-f Corp., a wholly-owned subsidiary of the Company, and, since January 1995, as Vice President of the Company.

(9) Includes (i) nonrecurring bonus compensation of $75,000 paid in fiscal year 1995 resulting from tenure of three years with Gamma-f Corp. since its acquisition by the Company in September 1991, and (ii) the annual employer matching contribution of $800 to the Company's qualified Savings/Profit Sharing plan.

OPTION GRANTS DURING FISCAL YEAR 1997

     No options to acquire shares of Common Stock or related SARs were granted to the named executive officers of the Company during fiscal year 1997.

1997 OPTION EXERCISES AND FISCAL YEAR END HOLDINGS

     The following table sets forth information with respect to options exercised by the named executives of the Company during fiscal year 1997 and the number and value of unexercised options and SARs held at fiscal year end.


               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                  VALUE OF UNEXERCISED
                                                                   NUMBER OF SECURITIES               IN-THE-MONEY
                                                                  UNDERLYING UNEXERCISED              OPTIONS/SARS
                                                                OPTIONS/SARS AT FY-END(#)           AT FY-END ($)(*)
                                                                -------------------------         --------------------
                       SHARES ACQUIRED
         NAME          ON EXERCISE (#)    VALUE REALIZED ($)  EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
---------------------- ---------------    ------------------  -----------    -------------   -----------    -------------
J. Rex Vardeman.......        --                          --       27,000           13,000      $ 348,375        $161,625
A. Don Branum.........        --                          --       27,000           13,000        348,375         161,625
James D. Carter.......        --                          --       23,000           12,000        291,875         147,500
Rein Luik.............        --                          --           --               --             --              --
Manfred Stupnik.......       5,000                   $70,375        4,000            4,000         48,500          48,500

------------------------

* THE CLOSING PRICE FOR THE COMPANY'S COMMON STOCK AS REPORTED BY THE NASDAQ STOCK MARKET (NATIONAL MARKET SYSTEM) ON SEPTEMBER 30, 1997, WAS $24.125 PER SHARE. THE INDICATED VALUE IS CALCULATED ON THE BASIS OF THE DIFFERENCE BETWEEN THE OPTION EXERCISE PRICE PER SHARE AND $24.125, MULTIPLIED BY THE NUMBER OF SHARES OF COMMON STOCK UNDERLYING EACH OPTION.


COMPENSATION OF DIRECTORS

         The Company has adopted a policy whereby all Outside Directors (non-employees) receive directors' fees of $1,000 for each meeting of the Board of Directors attended (exclusive of telephonic meetings) and for each meeting of a committee of the Board of Directors attended (exclusive of committee meetings held on the same day as Board meetings). No director who is an employee of the Company receives any fees for services as a director or member of any committee of the Board. All directors are reimbursed for reasonable travel and out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or of committees of the Board.

         In addition, the Company has adopted the Outside Directors Plan whereby stock option grants have been made from time to time on an irregular basis to reward director performance and to encourage those qualifying directors of the Company who are not employees to participate in the Company's long-term success. Pursuant to this plan, the Company has previously granted non-qualified stock options in fiscal year 1993 to Messrs. Womble and Heitzman to purchase 5,000 shares of Common Stock each at the exercise price of $10 per share, in fiscal year 1995 for an additional 5,000 shares of Common Stock each at an exercise price of $12 per share, and in fiscal year 1997 for an additional 5,000 shares of Common Stock each at an exercise price of $17 per share . To date, Messrs. Heitzman and Womble have exercised their 1993 options of 5,000 shares each.

EMPLOYMENT AGREEMENTS

         J. Rex Vardeman, A. Don Branum, and James D. Carter, in their capacities as (i) Chairman of the Board, President and Chief Executive Officer,
(ii) Senior Vice President and Assistant Secretary, and (iii) Vice President and Chief Financial Officer and Treasurer, respectively, have each executed employment agreements with the Company. These employment agreements are each for three-year terms which automatically renew on a daily basis.

     Among other provisions, these agreements provide that, in consideration for remaining in the employ of the Company, each officer is entitled, subject to certain conditions, to receive benefits in the event of termination of employment under certain circumstances, including, among other reasons, a Change of Control of the Company. If such an officer is terminated for a reason other than (a) his death, disability or retirement, (b) for cause, or (c) his voluntary termination other than for good reason, such officer would be entitled to receive from the Company, except as otherwise indicated below, a lump-sum severance payment equal to the sum of the following payments: (i) the officer's full base salary through the effective date of his termination at the rate then in effect, (ii) any authorized but unreimbursed business expenses and any vacation benefits which have accrued but are unpaid or unused as of the effective date of termination, (iii) any accrued but unpaid annual bonus compensation to the effective date of termination, but without accelerating the bonus payment date, (iv) an amount equal to three times the average aggregate direct annual compensation (salary and bonus) of the officer for the five fiscal years of the Company ended immediately prior to the effective date of his termination, and (v) in the event such officer is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), resulting from any "excess parachute payment" received by such officer as described in Section 280G(b) of the Code, an amount sufficient to ensure that after payment of such excise tax, plus interest or penalties thereon, if any, as the result of such "excess parachute payment," such officer will retain free and clear of all claims, taxes, and impositions an amount equal to such excise tax, interest and penalties, if any, imposed upon the excess payment received. In the event that any such officer receives a parachute payment as a result of termination of employment, such officer would be deemed to receive an "excess parachute payment" if it equals or exceeds 300% of the officer's "base amount," generally the average annual compensation received by such officer over the five most recent tax years. The "excess parachute payment" is computed as that portion of the "parachute payment" which exceeds the "base amount."

         In addition, Rein Luik, in his capacity as President of TIW Systems, Inc. ("TIW"), a wholly-owned subsidiary of the Company, entered into an agreement with TIW, effective as of June 11, 1997, which includes the same provisions for a similar term as summarized above as related to his employment in such capacity with TIW.

         Certain key employees of the Company have executed proprietary information protection agreements acknowledging that all their discoveries made while an employee of the Company will be the property of the Company and that they will not disclose trade secrets or other confidential information of the Company to others.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         General. Pursuant to rules designed to enhance disclosure of executive compensation policies, the Company is required to provide certain data and information regarding compensation and benefits provided to its Chief Executive Officer and four other most highly compensated officers. The disclosure requirements for these executive officers include the use of tables and a report explaining the rationale and considerations which resulted in fundamental executive compensation decisions affecting these individuals. In response to this requirement, the Compensation Committee submits the following report for inclusion in this Proxy Statement. The data and information included in the various compensation tables appearing elsewhere in this Proxy Statement should be read in conjunction with and are deemed to be a part of this report.

         Named Executives. This report includes disclosure of the required compensation information for the Company's Chief Executive Officer and its four other most highly compensated officers (collectively, the "Named Executives") for 1997.

         Compensation Committee. Decisions on compensation of the Company's executive officers are made by the three-member Compensation Committee comprised of J. Rex Vardeman, Chairman, Bill R. Womble and Donald E. Heitzman, Sr.

         Compensation Policies. The Company's executive compensation policies, as endorsed by the Board of Directors, are designed to:

         o Provide competitive levels of compensation which support a pay-for-performance policy that integrates pay with achievement of annual and long-term performance goals by the Company as a whole and its respective subsidiaries and divisions, rewards noteworthy corporate performance, and recognizes individual initiative and achievements;

         o Provide a comprehensive program which enhances opportunities to achieve strategic business initiatives and facilitates the recruitment, retention and motivation of talented executives whose abilities are critical to the long-term success and competitiveness of the Company; and

         o Reward executives for long-term strategic management which supports the Company's strategy of providing superior value to its shareholders.

         Target levels of overall compensation of the Named Executives are intended to be reasonably consistent with those paid to similarly situated executives of other employers of comparable size in the Company's industry, but are increasingly being weighted toward programs contingent upon the performance by the Company or its respective subsidiaries or divisions, as applicable. As a result of the increased emphasis on tying executive compensation to corporate performance (either of the Company as a whole or its respective subsidiaries or divisions, as appropriate), in any particular year the Company's executives may be paid more or less than executives of the Company's competitors, depending upon the Company's performance or the performance of its respective subsidiaries or divisions, as applicable. The Compensation Committee also endorses the concept that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management and shareholders in the enhancement of shareholder value. Thus, the Compensation Committee has increasingly utilized these elements in determining the Company's compensation benefits for its executive officers.

         Compensation paid the Company's executive officers in 1997, as reflected in the foregoing tables as to the Named Executives, consisted of base salary and annual bonus compensation. No stock options were granted to any of the Named Executives under the Company's Stock Option Plans during the 1997 fiscal year.

         Relationship of Performance. The Compensation Committee's emphasis on tying pay to performance criteria is reflected in the cash compensation paid to the Named Executives for 1997, as a range from approximately 17.5% to approximately 43.4% of the amounts paid to the Named Executives for 1997 (approximately 29.0% for the Chief Executive Officer) resulted from performance-based compensation pursuant to the respective Management Incentive Compensation Plans (the "Management Incentive Plans") for annual cash incentive bonuses of the Company as a whole, its subsidiaries, Gamma-f Corp. and Maxtech, Inc. (the "Subsidiaries") and its divisions, Vertex Antenna Division, Vertex Control Systems Division and Vertex Integrated Satellite Antenna Technology Division (the "Divisions"). The objective measures of performance that are utilized under the Management Incentive Plans include targeted versus actual annual net income after tax of the Company as a whole, and targeted versus actual net pre-tax income for its respective Divisions and Subsidiaries, each viewed separately. Subjective considerations are considered only in establishing base salaries and, to a lesser degree, the criteria for establishing the annual operating plan for the Company as a whole, its Divisions and its Subsidiaries, respectively, from which annual cash bonuses are determined and in determining the target annual bonus award of each participant pursuant to the respective Management Incentive Plans of the Company, its Divisions and its Subsidiaries, as applicable.

         Annual Salaries. For 1997, the Compensation Committee established the annual base salaries of four of the Named Executives (including the Chief Executive Officer) at higher levels than those which prevailed in 1996 and the annual base salary of one of the Named Executives remained unchanged from its 1996 level. The salary increases awarded in 1997 ranged from approximately 8.7% to approximately 19.7% compared to the annual base salary levels paid such Named Executives, respectively, for 1996 (an increase of approximately 19.7% for the Chief Executive Officer). These adjustments for 1997 were warranted as to each Named Executive who was awarded a salary increase, including the Chief Executive Officer, based on enhanced duties and responsibilities, competitive data, individual performance, initiative and contribution to overall corporate performance, tenure and internal comparability considerations. Additionally, for the three fiscal years prior to 1997, annual base salary levels of the Named Executives had remained substantially unchanged, while the Company achieved an increase in net income after tax of approximately 18% in fiscal year 1996 compared to fiscal year 1995. Accordingly, consistent with the Company's executive compensation policy of tying executive compensation to performance, the 1997 base salaries of four of the Named Executives indicated were increased as compared to 1996 salary levels.

         Annual Bonuses. The annual cash incentive bonuses payable under the respective Management Incentive Plans to the Named Executives reported in the Summary Compensation Table are based primarily on objective criteria and to a lesser extent on subjective standards. Objective criteria include actual versus target annual net income after tax of the Company as a whole, and actual versus target annual net pre-tax income of each of the Company's Divisions and Subsidiaries, respectively. Subjective criteria encompass factors considered (i) in promulgating the annual operating plan and (ii) in determining the target bonus award for each eligible participant under the applicable Management Incentive Plan based upon the above described standards utilized in determining annual base salaries. Target annual net income, after tax or pre-tax, as applicable, utilized for purposes of establishing target annual cash incentive bonuses for the year is based on the annual operating plan for the Company, its Divisions, and its Subsidiaries, developed by management and approved by the Board of Directors as a whole. In October 1996, the full Board of Directors, acting upon the recommendations and with the participation of management, established the following: (i) the parameters of the 1997 annual operating plan, including, among other information, the financial objectives of the Company, its Divisions, and its Subsidiaries, for such year; (ii) the percentage of net income after tax of the Company to be available as the aggregate annual bonus fund under the Company's Management Incentive Plan for its eligible participants, including certain of the Named

Executives, measured by the degree of achievement of the Company's actual net income after tax for 1997, as compared to the target net income after tax for such year pursuant to the annual operating plan; (iii) the percentage of pre-tax income of its respective Divisions to be available as the aggregate bonus fund under the Management Incentive Plan applicable to each Division for its eligible participants, including certain of the Named Executives, measured by the degree of achievement of each Division's actual pre-tax income for 1997, as compared to its target pre-tax income for such year pursuant to the annual operating plan; and (iv) the percentage of pre-tax income of its respective Subsidiaries to be available as the aggregate annual bonus fund under the Management Incentive Plan applicable to each Subsidiary for its eligible participants, including one of the Named Executives, measured by the degree of achievement of each Subsidiary's actual pre-tax income for 1997, as compared to its target pre-tax income for such year pursuant to the annual operating plan.

         In October 1996, through application of the criteria described above, the Compensation Committee determined the target annual bonus award of each eligible participant under the respective Management Incentive Plans, including each Named Executive, as a percentage share of the target annual bonus fund available under such plans, respectively, for 1997. As a result of the performance of the Company as a whole, its Divisions, and its Subsidiaries in 1997, the Compensation Committee determined the actual 1997 cash bonus award for each Named Executive, including the Chief Executive Officer, by applying the objective criteria described above, which procedure was also uniformly applied in determining the actual 1997 cash bonuses for all other officers of the Company (including its Divisions) and its Subsidiaries. The Compensation Committee followed the same procedure in October 1997 to determine target 1998 cash incentive bonus awards pursuant to the Management Incentive Plans.

         Stock Option Grants. The Company has adopted three stock option plans (collectively, the "Stock Plans") to provide long-term incentive compensation for eligible participants: the Stock Option Plan for Key Employees (the "Key Employee Plan"), the 1995 Stock Compensation Plan (the "1995 Stock Plan") and the Qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"). Generally, executive officers and other key employees of the Company (including its Divisions) and its Subsidiaries are entitled to participate in these Stock Plans. Stock option grants under the Key Employee Plan and the 1995 Stock Plan provide the right to purchase shares of the Company's Common Stock at fair market value (the average of the high and low trading prices) on the date of grant, while stock option grants pursuant to the Stock Purchase Plan provide the right to purchase shares of the Company's Common Stock at an exercise price equal to the lesser of 85% of fair market value at the date of grant or 95% of fair market value at the date of exercise of the stock option. Additionally, the 1995 Stock Plan provides that optionees may be granted stock appreciation rights with respect to shares of Common Stock covered by related options granted under such plan, which permit optionees to be paid the appreciation on the related stock option in lieu of exercising such option. Each stock option granted under the Key Employee Plan or the 1995 Stock Plan is effectively exercisable based on an incremental vesting schedule of 20% per annum over five years; and may have a maximum term of seven years under the Key Employee Plan or ten years pursuant to the 1995 Stock Plan. Options granted pursuant to the Stock Purchase Plan are for a term of 13 months and are exercisable after the expiration of one year from date of grant. The Stock Plans are structured to encourage the retention of shares purchased under the Stock Plans and provide long-term compensation opportunities to participating executives and other key employees only to the extent that shareholders of the Company have benefitted.

         Option grants have been made from time to time on an infrequent basis under the Stock Plans to reward executive performance and to encourage optionees to participate in the Company's long-term success as measured by the value of the Company's Common Stock. Factors considered in determining the amounts of options include multiples of base salary (designed to create greater opportunities commensurate with enhanced responsibilities), competitive data, managerial abilities, and individual initiative and achievements. No stock options were awarded to any of the Named Executives in fiscal year 1997.

         The 1997 annual compensation of J. Rex Vardeman, as reflected in certain tables accompanying this report, was based on the policies described above.

                             Respectfully submitted,

                             COMPENSATION COMMITTEE
                             of the Board of Directors



                             J. Rex Vardeman, Chairman
                             Bill R. Womble
                             Donald E. Heitzman, Sr.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal year 1997, the members of the Compensation Committee were responsible for determining executive compensation and made decisions related to stock option grants to certain officers other than executive officers. J. Rex Vardeman, Chairman of the Board, President and Chief Executive Officer, serves as Chairman of the Compensation Committee and participated in deliberations concerning executive officer compensation.

         No member or nominee for election as a member of the Board of Directors or any Committee of the Board has an interlocking relationship with the board (or member of such board) or any committee (or member of such committee) of a board of any other company.

STOCK PERFORMANCE INFORMATION

         The following chart illustrates the percentage of change in the cumulative total shareholder return on the Company's Common Stock during each of the fiscal years in the five-year period ended September 30, 1997, compared with the cumulative total returns on the Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Nasdaq Communications Equipment Stocks, respectively, for the same periods.

                               STOCK PERFORMANCE*
[GRAPHIC OMITTED]



                                                      LEGEND
                    Index Description                      9/30/92     9/30/93     9/29/94    9/30/95    9/30/96    9/30/97
                    -----------------                      -------     -------     -------    -------    -------    -------
Vertex Communications Corporation....................        100.0      120.5       102.3      156.8      152.3      219.3
CRSP Index for The Nasdaq Stock Market...............        100.0      131.1       132.1      182.4      216.4      297.1
CRSP Index for Nasdaq Communications Equipment Stocks        100.0      215.5       203.8      410.6      466.6      510.5

NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
    D. The index level for each series was set to $100.00 on September 30, 1992.

---------------------------

* The comparison assumes (i) $100 was invested on September 30,1992, in the Company's Common Stock and in each of the foregoing indices and (ii) that any dividends paid by companies included in the comparative indices were reinvested in additional shares of the same class of equity securities of such companies at the frequency with which dividends were paid during the applicable periods depicted.

         The stock performance information depicted in the preceding chart is not necessarily indicative of future stock price performance. The chart shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference.

                              CERTAIN TRANSACTIONS

         The Board of Directors of the Company has adopted a policy that transactions between the Company, its officers, directors, principal shareholders, and affiliates be conducted on terms at least as favorable to the Company as those which could be obtained from independent parties.

         The Company has entered into certain indemnification agreements with each of its directors and executive officers to provide the maximum indemnification allowed pursuant to its articles or incorporation, bylaws and applicable law.

                             SECTION 16 REQUIREMENTS

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

         Based solely on its review of the copies of such report forms received by it with respect to fiscal year 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.

                              SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders, such proposals must be received by the Company not later than August 21, 1998. Such proposals should be directed to Vertex Communications Corporation, 2600 N. Longview Street, Kilgore, Texas 75662-6842,
Attention: Investor Relations (telephone: [903] 984-0555; telecopy: [903] 984-2090; or via electronic mail to: invest@vertexcomm.com).

                            EXPENSES OF SOLICITATION

         All costs incurred in the solicitation of Proxies for the Meeting will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telefax, or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

                        ADDITIONAL INFORMATION AVAILABLE

         UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS AT THE COMPANY'S OFFICES INDICATED ABOVE.

         The Company's 1997 Annual Report to Shareholders accompanies this Proxy Statement. The Annual Report, which includes financial statements, does not form and is not to be deemed part of this Proxy Statement.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors and management are not aware of any other matter, other than those described herein, which will be presented for consideration at the Meeting. Should any other matter requiring a vote of the shareholders properly come before the Meeting or any adjournment thereof, the enclosed Proxy confers upon the persons named in and entitled to vote the shares represented by such Proxy discretionary authority to vote the shares represented by such Proxy in accordance with their best judgment in the interest of the Company on such matters. The persons named in the enclosed Proxy also may, if it is deemed advisable, vote such Proxy to adjourn the Meeting from time to time.

         PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.



                                             By Order of the Board of Directors

                                             /s/ JOE A. YLITALO
                                             -----------------------------------
                                                     Joe A. Ylitalo
                                                       Secretary

Kilgore, Texas
December 19, 1997

P                        VERTEX COMMUNICATIONS CORPORATION
                           2600 NORTH LONGVIEW STREET
R                             KILGORE, TEXAS 75662

O                   ANNUAL MEETING OF SHAREHOLDERS-- JANUARY 22, 1998

X                        THIS PROXY IS SOLICITED
                    BY THE BOARD OF DIRECTORS OF THE COMPANY
Y

         THE UNDERSIGNED SHAREHOLDER(S) OF VERTEX COMMUNICATIONS CORPORATION, A TEXAS CORPORATION (THE "COMPANY"), HEREBY APPOINTS J. REX VARDEMAN AND BILL R. WOMBLE, AND EACH OF THEM, ATTORNEYS-IN-FACT AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO REPRESENT AND TO VOTE ALL SHARES OF COMMON STOCK OF THE COMPANY WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD AT THE ROY H. LAIRD COUNTRY CLUB, 1306 HOUSTON STREET, KILGORE, TEXAS 75662, AT 11:00 A.M., LOCAL TIME, ON THURSDAY, JANUARY 22, 1998, AND AT ANY ADJOURNMENT THEREOF. THE ABOVE NAMED PROXIES ARE HEREBY INSTRUCTED TO VOTE SUCH SHARES AS INDICATED ON THE REVERSE SIDE HEREOF.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
                         FOR PROPOSALS 1, 2, 3, AND 4.



1. Election of Directors

FOR all nominees                   WITHHOLD
listed (except as                  AUTHORITY
marked to the                      to vote for all
contrary) to the right:.           nominees listed.


Director nominees:

J. Rex Vardeman, A. Don Branum, James D. Carter, Bill R. Womble, Donald E. Heitzman, Sr., John G. Farmer, and Rein Luik

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


--------------------------------------------------------------------------------


2. To approve the Non-Employee         3. To ratify the appointment of Arthur
   Directors Stock Option Plan.           Andersen LLP as independent public
                                          accountants of the Company for the
                                          fiscal year ending September 30, 1998.


   FOR    AGAINST   ABSTAIN               FOR    AGAINST     ABSTAIN



4. In their discretion, upon such
   other matters as may properly
   come before the meeting.

   FOR AGAINST ABSTAIN


   This Proxy, when properly executed, will be voted in the manner directed by the undersigned. Please refer to the Proxy Statement for a discussion of each of these matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

   Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and indicate title.

   Dated:                                                 , 199
         -------------------------------------------------     --

  --------------------------------------------------------------

                      Signature

  --------------------------------------------------------------

                      Signature

  PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
  USING THE ENCLOSED ENVELOPE.


                 "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                      PROCESSING EQUIPMENT WILL RECORD YOUR
                                     VOTES"